       1                                                          EXHIBIT 11.A
                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the reference to our firm in the Registration Statement, (Form N-1A) and related Statement of Additional Information of Capstone Growth Fund, Inc. and to the inclusion of our report dated November 20, 1995 to the Shareholders and Board of Directors of Capstone Growth Fund, Inc.




                                /s/TAIT, WELLER & BAKER
                                TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
February 27, 1996